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                                                              EXHIBIT 10.20

                            IMARX THERAPEUTICS, INC.

                   AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
                              AND CO-SALE AGREEMENT

     THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the "AGREEMENT") is made and entered into as of October 10, 2002, by and among IMARX THERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), each of the persons and entities listed on Exhibit A hereto (the "INVESTORS"), and Evan C. Unger, M.D. ("FOUNDER").

                                    RECITALS

     WHEREAS, certain of the Investors, Founder and the Company have entered into that certain Right of First Refusal and Co-Sale Agreement dated August 9, 2001 (the "PRIOR CO-SALE AGREEMENT") and, in accordance with Section 6.3 of the Prior Co-Sale Agreement, the Company and certain of the signatories to the Prior Co-Sale Agreement whose signatures appear below and who hold, in the aggregate, the percentage of capital stock of the Company required to amend and restate the Prior Co-Sale Agreement desire to amend and restate the Prior Co-Sale Agreement as set forth herein.

     WHEREAS, the Investors have purchased shares of the Company's Series A Convertible Preferred Stock and/or Series D Convertible Preferred Stock (collectively, the "PREFERRED STOCK") pursuant to various stock purchase agreements, most recently pursuant to that certain Series D Preferred Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT");

     WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement to grant first refusal and/or co-sale rights to the Company and to the Investors prior to certain transfers of Founder Stock, and to subject the shares of Founder Stock (as defined in Section 1.1) to a market stand-off provision.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto agree that the Prior Co-Sale Agreement shall be amended and restated in its entirety as follows:

1.   DEFINITIONS.

     1.1 "FOUNDER STOCK" shall mean shares of the Company's Common Stock now owned or subsequently acquired by Founder by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in Founder's name, including any interest of a spouse in any of the shares of Founder Stock, whether that interest is asserted pursuant to marital property laws or otherwise, but shall not include any Common Stock acquired by Founder upon conversion of the Preferred Stock held by him, or any shares of
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Common Stock held as of the date hereof by irrevocable trusts for the benefit of his children as to which neither he nor his spouse is trustee. As of the date hereof, Founder owns 1,421,040 shares of Common Stock that are deemed to be Founder Stock hereunder.

     1.2 "INVESTOR STOCK" shall mean the shares of the Company's Common Stock now owned or subsequently acquired by the Investors whether or not such securities are only registered in an Investor's name or beneficiary or otherwise legally owned by such Investor.

     1.3 "COMMON STOCK" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock or exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock.

     1.4 "TRANSFER" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the shares of Founder Stock.

2.   RESTRICTIONS ON TRANSFER

     2.1 NOTICE OF TRANSFER. If Founder proposes to Transfer any shares of Founder Stock, then Founder shall promptly give written notice (the "NOTICE") simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Founder Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.1, the Notice shall state under which section the Transfer is being made.

     2.2 COMPANY RIGHT OF FIRST REFUSAL. For a period of ten (10) days following receipt of any Notice described in Section 2.1, the Company shall have the right to purchase all or a portion of the shares of Founder Stock subject to such Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company (the "COMPANY NOTICE") and delivered to Founder. The Company shall effect the purchase of the shares of Founder Stock, including payment of the purchase price, not more than five (5) business days after delivery of the Company's Notice, and at such time Founder shall deliver to the Company the certificate(s) representing the shares of Founder Stock to be purchased by the Company, each certificate to be free and clear of any liens, claims or encumbrances and properly endorsed for transfer. The shares of Founder Stock so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's Common Stock.

     2.3 INVESTOR RIGHT OF FIRST REFUSAL.

          (A) In the event that the Company does not elect to purchase all of the shares of Founder Stock available pursuant to its rights under Section 2.2 within the period set forth therein, Founder shall promptly give written notice (the "SECOND NOTICE") to each of the


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Investors, which shall set forth the number of shares of Founder Stock not purchased by the Company and which shall include the terms of Notice set forth in Section 2.1. Each Investor shall then have the right, exercisable upon written notice to Founder (the "INVESTOR NOTICE") within fifteen (15) days after the receipt of the Second Notice, to purchase its pro rata share of Founder Stock subject to the Second Notice and on the same terms and conditions as set forth therein. The Investors who so exercise their rights (the "PARTICIPATING INVESTORS") shall effect the purchase of the shares of Founder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Investor Notice, and at such time Founder shall deliver to the Participating Investors the certificate(s) representing the shares of Founder Stock to be purchased by the Participating Investors, each certificate to be free and clear of any liens, claims or encumbrances and properly endorsed for transfer.

          (B) Each Investor's pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by the Participating Investor at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by all of the Investors at the time of the Transfer.

          (C) In the event that not all of the Investors elect to purchase their pro rata share of Founder Stock available pursuant to their rights under Section 2.3(a) within the time period set forth therein, then Founder shall promptly give written notice to each of the Participating Investors the ("OVERALLOTMENT NOTICE"), which shall set forth the number of shares of Founder Stock not purchased by the other Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. The Participating Investors shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to Founder (the "PARTICIPATING INVESTORS OVERALLOTMENT NOTICE") of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Second Notice. For purposes of this Section 2.3(c) the denominator described in subsection 2.3(b)(ii) above shall be the total number of shares of Common Stock owned by all Participating Investors at the time of Transfer. The Participating Investors shall then effect the purchase of the shares of Founder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Participating Investors Overallotment Notice to Founder, and at such time, Founder shall deliver to the Investors the certificates representing the shares of Founder Stock to be purchased by the Participating Investors, each certificate to be free and clear of any liens, claims or encumbrances and properly endorsed for transfer.

     2.4  RIGHT OF CO-SALE.

          (A) In the event that the Company and/or the Investors fail to exercise their respective rights to purchase all of the shares of Founder Stock subject to Sections 2.2 or 2.3 hereof, following the exercise or expiration of the rights of purchase set forth in Section 2.2 and 2.3, then Founder shall deliver to the Company and each Investor written notice (the "CO-SALE NOTICE") that each Investor shall have the right, exercisable upon written notice to Founder within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of the shares of Founder Stock on the same terms and conditions. Such notice from the Investor shall indicate the number of shares of Investor Stock such Investor wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in


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accordance with the terms and conditions set forth below, the number of shares of Founder Stock that Founder may sell shall be correspondingly reduced.

          (B) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Stock covered by the Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by such Investor at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by Founder and all Investors at the time of the Transfer. If not all of the Investors elect to sell their shares of Common Stock proposed to be transferred within said fifteen (15) day period, then Founder shall promptly notify in writing the Investors who do so elect and shall offer such Investors the additional right to participate in the sale of such additional shares of Co-Sale Stock proposed to be transferred on the same percentage basis as set forth above in this subsection 2.4(b). The Investors shall have five (5) days after receipt of such notice to notify Founder of their election to sell all or a portion thereof of the unsubscribed shares.

          (C) Each Investor who elects to participate in the Transfer pursuant to this Section 2 (a "CO-SALE PARTICIPANT") shall effect its participation in the Transfer by promptly delivering to Founder for transfer to the prospective purchaser one or more certificates, free and clear of any liens, claims or encumbrances and properly endorsed for transfer, which represent:

               (I) the type and number of shares of Common Stock which such Co-Sale Participant elects to sell; or

               (II) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.4(c)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

          (D) The stock certificate or certificates that the Co-Sale Participant delivers to Founder pursuant to Section 2.4(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and Founder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, Founder shall not sell to such prospective purchaser or purchasers any shares of Founder Stock unless and until, simultaneously with such sale, Founder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

          (E) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers shall not adversely affect their rights to participate in subsequent Transfers subject to Section 2.


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          (F) If none of the Investors elect to participate in the sale of the shares of Founder Stock subject to the Co-Sale Notice, Founder may, not later than sixty (60) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of the shares of Founder Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer of shares of Founder Stock on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any shares of Founder Stock by Founder, shall again be subject to the first refusal and co-sale rights of the Company and/or Investors and shall require compliance by Founder with the procedures described in this Section 2.

     2.5 Founder agrees not to Transfer any shares of Founder Stock to competitors of the Company. For purposes of this Section 2.5, a "COMPETITOR" of the Company shall mean any person or entity which develops or provides services or products that are competitive with those services or products developed or provided by the Company at the time of Transfer, as reasonably determined by the Company's Board of Directors in good faith.

3.   EXEMPT TRANSFERS.

     3.1 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to (a) any transfer to the ancestors, descendants or spouse or to trusts, family limited partnerships or family limited liability companies, for the benefit of such persons or Founder, or (b) any pledge of shares of Founder Stock made pursuant to a bona fide loan transaction that creates a mere security interest; provided that in the event of any such transfer, (i) Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it and
(ii) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred shares of Founder Stock shall remain "FOUNDER STOCK" hereunder, and such pledgee, transferee or donee shall be treated as "FOUNDER" for purposes of this Agreement.

     3.2 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any shares of Founder Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT").

4.   PROHIBITED TRANSFERS.

     4.1 In the event that a Founder should Transfer any shares of Founder Stock in contravention of the co-sale rights of each Investor under this Agreement (a "PROHIBITED TRANSFER"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and Founder shall be bound by the applicable provisions of such option.

     4.2 In the event of a Prohibited Transfer, each Investor shall have the right to sell to Founder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.4 hereof had the


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Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

          (A) The price per share at which the shares are to be sold to Founder shall be equal to the price per share paid by the purchaser to Founder in such Prohibited Transfer. Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.4.

          (B) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to Founder the certificate or certificates representing shares to be sold, each certificate to be free and clear of any liens, claims or encumbrances and properly endorsed for transfer.

          (C) Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.2(a), in cash or by other means acceptable to the Investor.

          (D) Notwithstanding the foregoing, any attempt by a Founder to transfer shares of Founder Stock in violation of Section 2.4 hereof shall be voidable at the option of a majority in interest of the Investors if a majority in interest of the Investors do not elect to exercise the put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

5.   MARKET STAND-OFF; LEGEND.

     5.1 Founder hereby agrees that he shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Founder (other than those included in a registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act.

     5.2 Each certificate representing shares of Founder Stock now or hereafter owned by Founder or issued to any person in connection with a transfer pursuant to Section 3.1 or Section 3.2 hereof shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."


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     5.3 Each of Founder and the Investors agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.2 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

6.   MISCELLANEOUS.

     6.1 CONDITIONS TO EXERCISE OF RIGHTS. Exercise of the Investors' rights under this Agreement shall be subject to and conditioned upon, and Founder and the Company shall use their reasonable efforts to assist each Investor in, compliance with applicable laws.

     6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely in Delaware.

     6.3 AMENDMENT. Except as otherwise provided herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent signed by (a) the Company, (b) holders of at least seventy-five (75%) in interest of the Preferred Stock (including any shares of Common Stock issued upon conversion thereof), acting as a single class on an as-if-converted to Common Stock basis, and (c) holders of a majority in interest of the shares of Founder Stock; provided, that no consent of any holder of shares of Founder Stock shall be necessary for any amendment and/or restatement which includes additional holders of Preferred Stock of the Company as "INVESTORS" and parties hereto. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon the Company, each Investor, Founder, and each of their successors and assigns.

     6.4 BINDING EFFECT. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     6.5 TERM. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

          (A) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, which results in the Preferred Stock being converted into Common Stock;

          (B) the date of the liquidation, dissolution or winding up of the Company; or

          (C) the date as of which the parties hereto terminate this Agreement by written consent of holders of seventy-five percent (75%) in interest of the Preferred Stock (including any shares of Common Stock issued upon conversion thereof), acting as a single class on an as-if-converted to Common Stock basis, and holders of a majority in interest of the shares of Founder Stock.


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     6.6 OWNERSHIP. Founder represents and warrants that the Unger Family Trust dated 10/24/95 (the "TRUST") is the sole legal and beneficial owner of those shares of Founder Stock subject to the Agreement and that no other person other than beneficiaries of the Trust has any interest (other than a community property interest) in such shares.

     6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     6.8 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     6.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.10 ENTIRE AGREEMENT. This Agreement and the exhibits hereto, along with the Purchase Agreement and each of the exhibits thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.11 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement without the consent of any other party hereto except the Company by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR" hereunder.

     6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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     The foregoing AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
AGREEMENT is hereby executed as of the date first above written.

                                        COMPANY:

                                        IMARX THERAPEUTICS, INC.


                                        By: /s/ Evan Unger
                                            ------------------------------------
                                            Evan C. Unger, M.D.
                                        Its: Chief Executive Officer

                                        1635 East 18th Street
                                        Tucson, Arizona 85719
                                        Telephone: (520) 770-1259
                                        Fax: (520) 791-2437
                                        Email: jcarlyle@imarx.com
                                        Attn: Jean Carlyle, CFO

FOUNDER:


/s/ EVAN UNGER
-------------------------------------
EVAN C. UNGER, M.D.
6227 East Miramar
Tucson, AZ 85715

INVESTOR:

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Name of Entity (if applicable):


By:
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Print Individual Name:
                       --------------
Print Title (if applicable):
                             --------
Address:
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Telephone:
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Fax:
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Email:
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Attn:
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  [Amended and Restated Right Of First Refusal And Co-Sale Agreement Signature
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